Exhibit 99.2

Empire Resorts Contact:	Investor Contact:
Charles A. Degliomini	Jody Burfening
VP, Communications & Government Relations	Lippert/Heilshorn & Associates, Inc.
(845) 807-0001	(212) 838-3777
jburfening@lhai.com

U.S. Department of the Interior Denies
St. Regis Mohawk Tribe’s Land Trust Request

Las Vegas, NV – January 7, 2008 – Empire Resorts, Inc. (NASDAQ: NYNY) today announced that on January 4, 2008, the company’s partner, the St. Regis Mohawk’s Tribe, received a letter from the Department of the Interior denying the Tribe’s application to place 29.31 acres at the Monticello raceway into trust for the purposes of building a casino in accordance with the Indian Gaming Regulatory Act of 1988 (“IGRA”).  The request was denied, according to the letter, based upon regulations promulgated under IGRA relating to the need of the Tribe for additional land, the purposes for which the land would be used, and the distance of the land from the Tribe’s reservation.

“Clearly, the Department of the Interior’s decision, particularly coming after so protracted and meticulous a process in which we cleared all other administrative hurdles, is very disappointing to us and our partners,” stated David P. Hanlon, CEO and president of Empire Resorts.  “Empire Resorts will continue to support the St. Regis Mohawk Tribe as it vigorously contests this regrettable decision.

“We want to express our continuing gratitude to all of the New York state and federal officials who have shown so much support for this project, including New York Governor Eliot Spitzer, Senator Charles Schumer, Congressman Maurice Hinchey, and Ways and Means Committee Chairman Charles Rangel, State Senator John Bonacic and Assemblywoman Aileen Gunther,” continued Mr. Hanlon.

“The company plans on meeting with these and other officials to discuss pursuing substantial economic development in the Catskills.  The people of Sullivan County and the surrounding area have waited too long for Washington to wake up and come to its senses. In conjunction with all of our state and local supporters, it’s time we took a hard look at a different approach to securing thousands of important jobs and economic opportunity,” Hanlon concluded.

Empire Resorts will file a copy of the Department of the Interior letter attached to the Current Report on Form 8-K being filed today with the Securities and Exchange Commission.

About Empire Resorts, Inc.

Empire Resorts operates the Monticello Gaming & Raceway and is involved in the development of other legal gaming venues.  Empire’s facility now features over 1,500 video gaming machines and amenities including a 350-seat buffet and live entertainment. Empire is also working to develop a "Class III" Native American casino and resort on a site adjacent to the Raceway and other gaming and non-gaming resort projects in the Catskills and beyond.  Additional information can be found at www.empireresorts.com.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including the need for regulatory approvals, financing and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that the various approvals necessary as described herein and other approvals required to be obtained from the United States Congress, the Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed programs or projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk that sovereign Native American governments may exercise certain broad rights with regard to termination of its agreements with the company (iv) the risk of non-compliance by various counterparties of the related agreements, and (v) general risks affecting the company as described from time to time in it's reports filed with the Securities and Exchange Commission. For a full discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the company's Annual Report or Form 10-K for the most recently ended fiscal year.